FOR IMMEDIATE RELEASE
July 20, 2017

WashingtonFirst Bankshares, Inc. Reports 21% Increase in Net Income and 29% Increase in Core Net Income for the Second Quarter 2017

RESTON, VA - WashingtonFirst Bankshares, Inc. (“WashingtonFirst” or the “Company”) (NASDAQ: WFBI), the parent company of WashingtonFirst Bank, WashingtonFirst Mortgage, and 1st Portfolio Inc., reports net income of $5.3 million and $9.8 million for the three and six months ended June 30, 2017, respectively. Earnings per share were $0.40 and $0.74 per share on a fully-diluted basis for the three and six months ended June 30, 2017, respectively, resulting in 18% and 16% increases over the comparable periods last year. Loans held for investment grew by $104.2 million to $1.6 billion, and total deposits increased $222.0 million, an increase of 15%, to $1.7 billion during the first half of 2017. Net interest margin increased 14 basis points to 3.51% for the three months ended June 30, 2017 and 5 basis points to 3.49% for the six months ended June 30, 2017, compared to the same periods in 2016. On July 3, 2017, the Company paid its 15th consecutive quarterly cash dividend to its shareholders.

Core net income per diluted common share for the three and six months ended June 30, 2017, was $0.42 and $0.76, respectively, representing increases of 23.5% and 18.8%, respectively, compared to the same periods in the prior year. Core net income is calculated as net income adjusted for the after-tax impact of merger expenses.
Commenting on the Company’s second quarter performance, Shaza Andersen, the Company's President and CEO, said “Immediately following the announcement of the decision to merge with Sandy Spring Bancorp, our team began the work that will be needed to ensure a smooth and successful closing; however, we never lost sight of our commitments to deliver exceptional customer service and enhance shareholder value.  I am so pleased to report that even with the added costs and attention associated with the merger, we have been able to meet and exceed our financial performance goals.  Core net income for the second quarter were $5.7 million, or $0.42 per share on a fully diluted basis, an increase of 29% over the prior quarter."

Return on average shareholders equity was 10.54% and 9.86% during the three and six months ended June 30, 2017, respectively, compared to 9.42% and 9.01% for the same periods last year. Management attributed this increase to the continued organic growth of the loan portfolio over the past twelve months. For the three and six months ended June 30, 2017, net interest income after provision for loan losses increased $2.6 million and $4.4 million, or 19% and 16%, over the same periods ended June 30, 2016.

Total assets reached $2.1 billion as of June 30, 2017, an increase of 12% over the last twelve months. Net loans held-for-investment and total deposits ended the first half of 2017 at $1.6 billion and $1.7 billion, respectively, representing increases of 18% and 13%, respectively, over the same period last year.
About The Company

WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, which operates 19 full-service banking offices throughout the Washington, D.C. metropolitan area. In addition, the Company provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through the Bank's subsidiary, WashingtonFirst Mortgage Corporation. The Company's common stock is traded on the NASDAQ Stock Market under the quotation symbol "WFBI" and is included in the ABA NASDAQ Community Bank Index and the Russell 2000® index.  For more information about the Company, please visit: www.wfbi.com.

Cautionary Statements About Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operations and policies and regarding general economic conditions. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the management of the Company as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the Company’s market, and their impact on the operations, assets and earnings of the Company, interest rates and interest rate policy, competitive factors, judgments about the ability of the Company to successfully integrate its operations following significant transactions including, but not limited to, mergers and acquisitions, the ability to avoid customer dislocation during the period leading up to and following such transactions, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Readers are cautioned against placing undue reliance on such forward-looking statements. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger transaction, Sandy Spring Bancorp, Inc. filed with the Securities and Exchange Commission on July 19, 2017 a Registration Statement on Form S-4 which included a Preliminary Joint Proxy Statement of Sandy Spring and the Company, and a Preliminary Prospectus of Sandy Spring, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement, the Preliminary Joint Proxy Statement/Prospectus, which is available now, and the Final Joint Proxy Statement/Prospectus, when it becomes available, regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain or will contain important information about Sandy Spring, the Company and the proposed merger.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring and the Company, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Sandy Spring at www.sandyspringbank.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or from the Company by accessing the Company’s website at www.wfbi.com under the tab “Investor Relations,” and then selecting “SEC Filings” under the heading “Documents and Filings.” Alternatively, these documents, when available, can be obtained free of charge from Sandy Spring upon written request to Sandy Spring Bancorp, Inc., Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 or by calling (800) 399-5919, or from the Company, upon written request to WashingtonFirst Bankshares, Inc., Corporate Secretary, 11921 Freedom Drive, Suite 250, Reston, Virginia 20190 or by calling (703) 840-2410.

Participants in the Solicitation

Sandy Spring and the Company and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sandy Spring and the Company in connection with the proposed merger. Information about the directors and executive officers of Sandy Spring is set forth in the proxy statement for Sandy Spring’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2017. Information about the directors and executive officers of WashingtonFirst is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Preliminary Joint Proxy Statement/Prospectus and, when available, the Final Joint Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

WashingtonFirst Bankshares, Inc.
Consolidated Balance Sheets
(unaudited)

	June 30, 2017	December 31, 2016	June 30, 2016
	($ in thousands)
Assets:
Cash and cash equivalents:
Cash and due from bank balances	$4,049	$3,614	$3,164
Federal funds sold	25,901	93,659	96,177
Interest bearing deposits	100	100	100
Cash and cash equivalents	30,050	97,373	99,441
Investment securities, available-for-sale, at fair value	309,107	280,204	260,675
Restricted stock, at cost	10,182	11,726	4,481
Loans held for sale, at lower of cost or fair value	48,399	32,109	52,198
Loans held for investment:
Loans held for investment, at amortized cost	1,638,751	1,534,543	1,391,523
Allowance for loan losses	(14,074)	(13,582)	(12,595)
Total loans held for investment, net of allowance	1,624,677	1,520,961	1,378,928
Premises and equipment, net	6,396	6,955	7,476
Goodwill	11,420	11,420	11,420
Identifiable intangibles	1,484	1,619	1,753
Deferred tax asset, net	7,525	8,944	6,901
Accrued interest receivable	5,778	5,243	4,546
Other real estate owned	725	1,428	2,159
Bank-owned life insurance	16,572	13,880	13,701
Other assets	10,862	11,049	9,987
Total Assets	$2,083,177	$2,002,911	$1,853,666
Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$515,861	$381,887	$418,404
Interest bearing deposits	1,228,830	1,140,854	1,130,473
Total deposits	1,744,691	1,522,741	1,548,877
Other borrowings	15,275	5,852	9,021
FHLB advances	73,103	232,097	61,589
Long-term borrowings	32,757	32,638	32,953
Accrued interest payable	1,390	947	969
Other liabilities	12,383	15,976	11,957
Total Liabilities	1,879,599	1,810,251	1,665,366
Commitments and contingent liabilities	—	—	—
Shareholders' Equity:
Common stock:
Common Stock Voting, $0.01 par value, 50,000,000 shares authorized, 12,334,863, 10,987,652 and 10,431,016 shares issued and outstanding, respectively	123	109	104
Common Stock Non-Voting, $0.01 par value, 10,000,000 shares authorized, 742,278, 1,908,733 and 1,817,842 shares issued and outstanding, respectively	7	19	18
Additional paid-in capital	179,915	177,924	161,679
Accumulated earnings	25,140	17,187	24,594
Accumulated other comprehensive income (loss)	(1,607)	(2,579)	1,905
Total Shareholders' Equity	203,578	192,660	188,300
Total Liabilities and Shareholders' Equity	$2,083,177	$2,002,911	$1,853,666

WashingtonFirst Bankshares, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	($ in thousands)
Interest and dividend income:
Interest and fees on loans	$19,872	$16,836	$38,651	$33,227
Interest and dividends on investments:
Taxable	1,354	1,178	2,619	2,170
Tax-exempt	61	19	126	41
Dividends on other equity securities	161	81	357	152
Interest on Federal funds sold and other short-term investments	81	68	155	136
Total interest and dividend income	21,529	18,182	41,908	35,726
Interest expense:
Interest on deposits	2,902	2,200	5,319	4,195
Interest on borrowings	1,052	981	2,277	1,977
Total interest expense	3,954	3,181	7,596	6,172
Net interest income	17,575	15,001	34,312	29,554
Provision for loan losses	925	980	1,940	1,605
Net interest income after provision for loan losses	16,650	14,021	32,372	27,949
Non-interest income:
Service charges on deposit accounts	40	81	88	160
Earnings on bank-owned life insurance	107	90	192	180
Gain on sale of loans, net	4,601	5,287	7,250	8,029
Mortgage banking activities	925	1,358	1,869	2,557
Wealth management income	519	443	1,019	871
Gain on sale of available-for-sale investment securities, net	—	1,077	—	1,152
Gain on debt extinguishment	—	—	301	—
Other operating income	372	154	678	322
Total non-interest income	6,564	8,490	11,397	13,271
Non-interest expense:
Compensation and employee benefits	7,134	7,251	14,568	13,949
Mortgage commission	2,140	2,102	3,410	3,208
Premises and equipment	1,849	1,863	3,563	3,680
Data processing	1,164	1,121	2,170	2,125
Professional fees	194	350	465	669
Merger expenses	532	—	532	—
Mortgage loan processing expenses	318	354	517	550
Debt extinguishment	—	1,044	—	1,044
Other operating expenses	1,737	1,450	3,539	2,811
Total non-interest expense	15,068	15,535	28,764	28,036
Income before provision for income taxes	8,146	6,976	15,005	13,184
Provision for income taxes	2,809	2,578	5,232	4,862
Net income	$5,337	$4,398	$9,773	$8,322

Earnings per common share: (1)
Basic earnings per common share	$0.41	$0.34	$0.75	$0.65
Diluted earnings per common share	$0.40	$0.34	$0.74	$0.64
(1) Prior periods adjusted for 5% stock dividend issued in December 2016

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	($ in thousands, except per share data)
Performance Ratios:
Return on average assets	1.05%	0.98%	0.98%	0.96%
Return on average shareholders' equity	10.54%	9.42%	9.86%	9.01%
Yield on average interest-earning assets	4.31%	4.10%	4.27%	4.17%
Rate on average interest-earning liabilities	1.16%	1.02%	1.11%	1.02%
Net interest spread	3.15%	3.08%	3.16%	3.15%
Net interest margin	3.51%	3.37%	3.49%	3.44%
Efficiency ratio (1)	62.42%	64.65%	63.35%	64.77%
Net charge-offs to average loans held for investment (2)	0.34%	0.21%	0.18%	0.19%

Mortgage origination volume	$200,006	$216,927	$314,345	$339,563

Assets under management	$313,811	$245,074	$313,811	$245,074

Per Share Data: (3)
Basic earnings per common share	$0.41	$0.34	$0.75	$0.65
Fully diluted earnings per common share	$0.40	$0.34	$0.74	$0.64
Weighted average basic shares outstanding	13,024,517	12,851,828	12,972,120	12,836,294
Weighted average diluted shares outstanding	13,334,847	13,075,908	13,292,573	13,064,628
(1) The efficiency ratio is calculated as total non-interest expense (less debt extinguishment costs) divided by the sum of net interest income and total non-interest income (less gain on sale of AFS securities and gain on debt extinguishment). This non-GAAP financial measure is presented to facilitate an understanding of the Company's performance.

(2) Annualized
(3) 2016 amounts have been adjusted to reflect the 5% stock dividend issued in December 2016

	June 30, 2017	December 31, 2016	June 30, 2016
Capital Ratios:
Total risk-based capital ratio	13.65%	13.99%	14.52%
Tier 1 risk-based capital ratio	11.40%	11.61%	12.02%
Common equity tier 1 risk-based capital ratio	10.95%	11.15%	11.49%
Tier 1 leverage ratio	9.89%	10.14%	10.07%
Tangible common equity to tangible assets (1)	9.21%	9.03%	9.52%

Per Share Capital Data: (2)
Book value per common share	$15.57	$14.94	$14.64
Tangible book value per common share	$14.58	$13.93	$13.62
Common shares outstanding	13,077,141	12,896,385	12,860,836
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of tangible common equity to tangible assets.
(2) June 30, 2016, amounts have been adjusted to reflect the 5% stock dividend issued in December 2016

Average Balances, Interest Income and Expense and Average Yield and Rates (QTD)
	For the Three Months Ended
	June 30, 2017			June 30, 2016
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans held for sale	$33,778	$348	4.08%	$45,638	$438	3.79%
Loans held for investment (1)	1,593,774	19,524	4.85%	1,366,656	16,398	4.75%
Investment securities - taxable	287,861	1,354	1.86%	278,690	1,178	1.67%
Investment securities - tax-exempt (2)	14,346	91	2.52%	3,822	29	3.01%
Other equity securities	12,454	161	5.16%	6,636	81	4.89%
Interest-bearing balances	100	—	1.02%	100	—	0.60%
Federal funds sold	38,976	81	0.82%	55,722	68	0.49%
Total interest earning assets	1,981,289	21,559	4.31%	1,757,264	18,192	4.10%
Non-interest earning assets:
Cash and due from banks	3,168			2,712
Premises and equipment	6,655			7,713
Other real estate owned	794			2,044
Other assets (3)	53,062			45,829
Less: allowance for loan losses	(14,578)			(12,153)
Total non-interest earning assets	49,101			46,145
Total Assets	$2,030,390			$1,803,409

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$144,326	$114	0.32%	$124,079	$90	0.29%
Money market deposit accounts	276,650	636	0.92%	265,727	393	0.59%
Savings accounts	202,785	359	0.71%	215,544	382	0.71%
Time deposits	574,495	1,793	1.25%	485,482	1,335	1.11%
Total interest-bearing deposits	1,198,256	2,902	0.97%	1,090,832	2,200	0.81%
FHLB advances	128,519	503	1.55%	114,435	445	1.54%
Other borrowings and long-term borrowings	39,668	549	5.54%	39,372	536	5.45%
Total interest-bearing liabilities	1,366,443	3,954	1.16%	1,244,639	3,181	1.02%
Non-interest-bearing liabilities:
Demand deposits	448,835			361,191
Other liabilities	11,974			9,786
Total non-interest-bearing liabilities	460,809			370,977
Total Liabilities	1,827,252			1,615,616
Shareholders’ Equity	203,138			187,793
Total Liabilities and Shareholders’ Equity	$2,030,390			$1,803,409

Interest Spread (4)		$17,605	3.15%		$15,011	3.08%
Net Interest Margin (2)(5)			3.51%			3.37%

(1)	Includes loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.

Average Balances, Interest Income and Expense and Average Yield and Rates (YTD)
	For the Six Months Ended
	June 30, 2017			June 30, 2016
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans held for sale	$27,817	$573	4.09%	$37,326	$728	3.86%
Loans held for investment (1)	$1,580,216	$38,078	4.79%	$1,349,597	$32,499	4.76%
Investment securities - taxable	279,218	2,619	1.87%	250,511	2,170	1.71%
Investment securities - tax-exempt (2)	14,486	187	2.58%	3,955	61	3.03%
Other equity securities	14,069	357	5.11%	6,429	152	4.77%
Interest-bearing balances	100	—	0.79%	71	1	2.96%
Federal funds sold	39,195	155	0.79%	48,656	135	0.56%
Total interest earning assets	1,955,101	41,969	4.27%	1,696,545	35,746	4.17%
Non-interest earning assets:
Cash and due from banks	3,283			2,346
Premises and equipment	6,799			7,672
Other real estate owned	938			1,238
Other assets (3)	51,510			47,376
Less: allowance for loan losses	(14,259)			(12,283)
Total non-interest earning assets	48,271			46,349
Total Assets	$2,003,372			$1,742,894

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$136,926	$223	0.33%	$119,396	$176	0.30%
Money market deposit accounts	267,431	1,088	0.82%	281,590	831	0.59%
Savings accounts	205,081	721	0.71%	193,493	681	0.71%
Time deposits	554,373	3,287	1.20%	462,137	2,507	1.09%
Total interest-bearing deposits	1,163,811	5,319	0.92%	1,056,616	4,195	0.80%
FHLB advances	174,646	1,185	1.35%	113,072	899	1.57%
Other borrowings and long-term borrowings	39,417	1,092	5.57%	39,485	1,078	5.47%
Total interest-bearing liabilities	1,377,874	7,596	1.11%	1,209,173	6,172	1.02%
Non-interest-bearing liabilities:
Demand deposits	413,091			335,292
Other liabilities	12,554			12,787
Total non-interest-bearing liabilities	425,645			348,079
Total Liabilities	1,803,519			1,557,252
Shareholders’ Equity	199,853			185,642
Total Liabilities and Shareholders’ Equity	$2,003,372			$1,742,894

Interest Spread (4)		$34,373	3.16%		$29,574	3.15%
Net Interest Margin (2)(5)			3.49%			3.44%

(1)	Includes loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.

Composition of Loans Held for Investment
	June 30, 2017	December 31, 2016	June 30, 2016
	($ in thousands)
Construction and development	$285,277	$288,193	$270,476
Commercial real estate- owner occupied	264,358	231,414	226,949
Commercial real estate- non-owner occupied	607,206	557,846	465,445
Residential real estate	307,575	287,250	254,520
Real estate loans	1,464,416	1,364,703	1,217,390
Commercial and industrial	170,260	165,172	166,941
Consumer	4,075	4,668	7,192
Total loans	1,638,751	1,534,543	1,391,523
Less: allowance for loan losses	14,074	13,582	12,595
Net loans	$1,624,677	$1,520,961	$1,378,928

Composition of Deposits
	June 30, 2017	December 31, 2016	June 30, 2016
	($ in thousands)
Demand deposit accounts	$515,861	$381,887	$418,404
NOW accounts	189,903	134,938	153,261
Money market accounts	278,148	270,794	253,207
Savings accounts	194,551	209,961	231,934
Time deposits up to $250,000	408,919	386,095	349,306
Time deposits over $250,000	157,309	139,066	142,765
Total deposits	$1,744,691	$1,522,741	$1,548,877

Allowance and Asset Quality Ratios
	June 30, 2017	December 31, 2016	June 30, 2016
Allowance for loan losses to loans held for investment	0.86%	0.89%	0.91%
Adjusted allowance for loan losses to loans held for investment (1)	1.05%	1.11%	1.22%
Allowance for loan losses to non-accrual loans	348.11%	236.37%	169.81%
Allowance for loan losses to non-performing assets	73.77%	159.10%	95.38%
Non-performing assets to total assets	0.92%	0.43%	0.71%
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio.

Non-Performing Assets
	June 30, 2017	December 31, 2016	June 30, 2016
	($ in thousands)
Non-accrual loans	$4,043	$5,746	$7,417
90+ days still accruing	13,057	2	13
Trouble debt restructurings still accruing	1,252	1,361	3,616
Other real estate owned	725	1,428	2,159
Total non-performing assets	$19,077	$8,537	$13,205

Reconciliation of Net Income to Core Net Income (1)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	($ in thousands)
Net Income	$5,337	$4,398	$9,773	8,322
Add: Merger Expenses	532	—	532	—
Less: Tax effect	(212)	—	(212)	—
Core Net Income	5,657	4,398	10,093	8,322
(1) Core net income is calculated as net income adjusted for the after-tax impact of merger expenses and is a non-GAAP financial measure that is presented to facilitate a comparison of the Company's earnings without merger expenses. This table provides a reconciliation between GAAP Net Income amounts and this non-GAAP financial measure.

Reconciliation of Tangible Common Equity to Tangible Assets Ratio (1)
	June 30, 2017	December 31, 2016	June 30, 2016
	($ in thousands)
Tangible Common Equity:
Common Stock Voting	$123	$109	$104
Common Stock Non-Voting	7	19	18
Additional paid-in capital - common	179,915	177,924	161,679
Accumulated earnings	25,140	17,187	24,594
Accumulated other comprehensive income/(loss)	(1,607)	(2,579)	1,905
Total Common Equity	$203,578	$192,660	$188,300

Less Intangibles:
Goodwill	$11,420	$11,420	$11,420
Identifiable intangibles	1,484	1,619	1,753
Total Intangibles	$12,904	$13,039	$13,173

Tangible Common Equity	$190,674	$179,621	$175,127

Tangible Assets:
Total Assets	$2,083,177	$2,002,911	$1,853,666

Less Intangibles:
Goodwill	$11,420	$11,420	$11,420
Identifiable intangibles	1,484	1,619	1,753
Total Intangibles	$12,904	$13,039	$13,173

Tangible Assets	$2,070,273	$1,989,872	$1,840,493

Tangible Common Equity to Tangible Assets (1)	9.21%	9.03%	9.52%
(1)  Tangible common equity to tangible assets ratio is a non-GAAP financial measure that is presented to facilitate an understanding of the Company's capital structure. This table provides a reconciliation between certain GAAP amounts and this non-GAAP financial measure.

Reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio (1)
	June 30, 2017	December 31, 2016	June 30, 2016
	($ in thousands)
GAAP allowance for loan losses	$14,074	$13,582	$12,595
GAAP loans held for investment, at amortized cost	1,638,751	1,534,543	1,391,523

GAAP allowance for loan losses to total loans held for investment	0.86%	0.89%	0.91%

GAAP allowance for loan losses	$14,074	$13,582	$12,595
Plus: Credit purchase accounting marks	3,138	3,537	4,383
Adjusted allowance for loan losses	$17,212	$17,119	$16,978

GAAP loans held for investment, at amortized cost	$1,638,751	$1,534,543	$1,391,523
Plus: Credit purchase accounting marks	3,138	3,537	4,383
Adjusted loans held for investment, at amortized cost	$1,641,889	$1,538,080	$1,395,906

Adjusted allowance for loan losses to total loans held for investment (1)	1.05%	1.11%	1.22%
(1) This is a non-GAAP financial measure. Credit purchase accounting marks are GAAP marks under purchase accounting guidance.

Segment Reporting - 2017 (QTD)
	For the Three Months Ended June 30, 2017
	Commercial Bank	Mortgage Bank	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Interest and dividend income	21,180	349	—	—	21,529
Interest expense	3,408	—	—	546	3,954
Net interest income	17,772	349	—	(546)	17,575
Provision for loan losses	925	—	—	—	925
Net interest income after provision for loan losses	16,847	349	—	(546)	16,650

Non-interest income	482	5,525	519	38	6,564
Compensation and employee benefits	4,912	1,722	243	257	7,134
Mortgage commission	—	2,140	—	—	2,140
Premises and equipment	1,611	165	32	41	1,849
Data processing	1,087	61	16	—	1,164
Professional fees	101	7	2	84	194
Merger expenses	14	—	—	518	532
Mortgage loan processing expenses	—	318	—	—	318
Other operating expenses	1,381	237	67	52	1,737
Income/(loss) before provision for income taxes	8,223	1,224	159	(1,460)	8,146

Total assets	2,017,556	60,759	3,904	958	2,083,177
(1) Includes parent company and intercompany eliminations

Segment Reporting - 2017 (YTD)
	For the Six Months Ended June 30, 2017
	Commercial Bank	Mortgage Bank	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Interest and dividend income	41,335	573	—	—	41,908
Interest expense	6,511	—	—	1,085	7,596
Net interest income	34,824	573	—	(1,085)	34,312
Provision for loan losses	1,940	—	—	—	1,940
Net interest income after provision for loan losses	32,884	573	—	(1,085)	32,372

Non-interest income	1,222	9,118	1,019	38	11,397
Compensation and employee benefits	10,159	3,369	546	494	14,568
Mortgage commission	—	3,410	—	—	3,410
Premises and equipment	3,083	333	65	82	3,563
Data processing	2,026	121	23	—	2,170
Professional fees	270	18	3	174	465
Merger expenses	14	—	—	518	532
Mortgage loan processing expenses	—	517	—	—	517
Other operating expenses	2,761	522	141	115	3,539
Income/(loss) before provision for income taxes	15,793	1,401	241	(2,430)	15,005

Total assets	2,017,556	60,759	3,904	958	2,083,177
(1) Includes parent company and intercompany eliminations

Additional Discussion and Analysis

Consolidated net income for the three and six months ended June 30, 2017, was $5.3 million and $9.8 million, respectively, representing increases of $0.9 million and $1.5 million, or 21% and 17%, respectively, over the $4.4 million and $8.3 million earned during the three and six months ended June 30, 2016, respectively. Net income per diluted common share for the three and six months ended June 30, 2017 was $0.40 and $0.74, respectively, representing increases of 18% and 16%, respectively, over the $0.34 and $0.64 per diluted common share earning during the three and six months ended June 30, 2016, respectively.
As of June 30, 2017, total assets were $2.1 billion, compared to $2.0 billion as of December 31, 2016, and $1.9 billion as of June 30, 2016. During the six months ended June 30, 2017, total loans held for investment increased $104.2 million or 6.8% to $1.6 billion. This increase is attributable to organic loan growth from our existing lending team. During the six months ended June 30, 2017, total deposits increased $222.0 million or 14.6% to $1.7 billion. The increase in deposits is primarily attributable to deposit growth in our branch network and commercial customers.
The net interest margin was 3.51% and 3.49% for the three and six months ended June 30, 2017, respectively, compared to 3.37% and 3.44% for the same periods in 2016. This increase is primarily attributable to increases in market rates. On a linked quarter basis, our net interest margin increased from 3.47% for the three months ended March 31, 2017, to 3.51% for the three months ended June 30, 2017. The Company remains focused on its pricing discipline on both sides of the balance sheet and on all factors contributing to net income.
The adjusted allowance for loan losses to adjusted total loans held for investment, which includes credit purchase accounting marks, was 1.05% as of June 30, 2017, compared to 1.22% as of June 30, 2016. This decrease is attributable to net charge-offs of $1.4 million, which had been substantially reserved for previously, and credit mark accretion during the quarter ended June 30, 2017. A reconciliation of the allowance for loan losses and related ratios to the adjusted allowance for loan losses and related ratios is included herein. Non-performing assets increased by $10.5 million during the quarter ended June 30, 2017, primarily due to the default of two commercial real estate loans, related to a common guarantor, totaling $13.1 million. The Company is pursuing collection efforts on these loans and believes the collateral to be of sufficient value to protect the Company against loss with tenant rent payments sufficient to service the loans. As a result of these payment defaults, the ratio of non-performing assets to total assets increased to 0.92% as of June 30, 2017, compared to 0.71% as of June 30, 2016.
Non-interest income for the three and six months ended June 30, 2017, was $6.6 million and $11.4 million, respectively, each representing a decrease of $1.9 million compared to the $8.5 million and $13.3 million of non-interest income for the three and six month periods ended June 30, 2016, respectively. Non-interest income was negatively impacted by higher interest rates which resulted in lower mortgage origination volume during the first half of 2017, compared to the same period last year. During the three and six months ended June 30, 2017, the mortgage subsidiary originated $200.0 million and $314.3 million in total mortgage loan volume, a slight decrease from the $216.9 million and $339.6 million in total mortgage volume originated during the three and six months ended June 30, 2016, respectively. As of June 30, 2017, the Company's wealth management business unit had $313.8 million in assets under management, an increase of 28.0% over the same period last year. The Company did not sell any investment securities during 2017; however, during the three and six months ended June 30, 2016, the Company sold investment securities resulting in $1.1 million and $1.2 million, respectively, of gains on the sale of investments.
Non-interest expense decreased during the three months ended June 30, 2017, by $0.5 million, and increased during the six months ended June 30, 2017, by $0.7 million compared to the same periods ended June 30, 2016, primarily as a result of $0.5 million in merger expenses incurred during the second quarter of 2017 and a one-time $1.0 million debt termination expense incurred during the second quarter of 2016.
During the six months ended June 30, 2017, total shareholders’ equity increased $10.9 million, or 5.7%, to $203.6 million due primarily to earnings and additional paid in capital from the exercise of stock options offset by dividends of $1.8 million and changes in accumulated other comprehensive loss. Tangible book value per common share increased to $14.58 as of June 30, 2017, compared to $13.62 as of June 30, 2016. The Company remains "well-capitalized" under the regulatory framework.